UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road Suite 1100 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry Into Material Definitive Agreement.

On December 26, 2024 (the “Closing Date”), Halcón Holdings, LLC (the “Borrower”), a wholly owned subsidiary of Battalion Oil Corporation (the “Company”) entered into a Second Amended and Restated Senior Secured Credit Agreement (the “Amended and Restated Credit Agreement”), by and among the Company, the Borrower, the subsidiary guarantors party thereto, Fortress Credit Corp., as administrative agent, and certain other financial institutions party thereto, as lenders.  The Amended and Restated Credit Agreement amends and restates in its entirety the Company’s Amended and Restated Senior Secured Revolving Credit Agreement entered into on November 24, 2021, as amended, by and among the Company, the Borrower, Macquarie Bank Limited, as administrative agent, and the lenders party thereto (the “Existing Credit Agreement”).  All obligations under the Existing Credit Agreement were refunded, refinanced and repaid in full by the loans under the Amended and Restated Credit Agreement. Pursuant to the Amended and Restated Credit Agreement, the lenders party thereto have agreed to provide the Borrower with (i) an initial term loan facility in the aggregate principal amount of $162.0 million, funded on the Closing Date and (ii) an incremental term loan facility in the aggregate principal amount of up to $63.0 million to be made available to the Borrower from January 3, 2025 until the date that is the earliest to occur of (x) the date on which such incremental term facility is fully drawn, (y) the date on which such incremental term facility is terminated and (z) January 11, 2025, subject to the satisfaction of certain conditions.

The maturity date of the Amended and Restated Credit Agreement is December 26, 2028. Until such maturity date, borrowings under the Amended and Restated Credit Agreement shall bear interest at a rate per annum equal to a forward-looking term rate that is based on SOFR for a tenor of three (3) months (with a credit spread adjustment of 0.15% per annum) (or another applicable reference rate, as determined pursuant to the terms of the Amended and Restated Credit Agreement) plus an applicable margin of 7.75%.

The Borrower may elect, at its option, to prepay any borrowing outstanding under the Amended and Restated Credit Agreement.  Such voluntary prepayments, certain mandatory prepayments and change of control prepayments are subject to the following prepayment premium, as applicable:

Period	Premium
Months 0 - 12	Make-whole amount equal to 12 months of interest plus 4.00%
Months 13 - 30	2.00%
Thereafter	0.00%

In the event the Borrower shall receive a disapproval notice (a “Disapproval Notice”) from the required lenders under the Amended and Restated Credit Agreement rejecting or otherwise disqualifying a proposed buyer in connection with a permitted change in control thereunder to be consummated within 12 months following the Closing Date, such voluntary prepayments, certain mandatory prepayments and change of control prepayments are subject to the following prepayment premium, as applicable:

Period	Premium
Months 0 - 9	Make-whole amount equal to 9 months of interest plus 2.00%
Months 10 - 30	2.00%
Thereafter	0.00%

The Borrower may be required to make mandatory prepayments of the loans under the Amended and Restated Credit Agreement in connection with the incurrence of non-permitted debt, certain asset sales, and with excess cash on hand in excess of certain maximum levels.  The Borrower is required to make scheduled amortization payments in an aggregate principal amount equal to 2.50% of the aggregate principal amount of the loans outstanding on the Closing Date commencing with the fiscal quarter ending June 30, 2025.

Amounts outstanding under the Amended and Restated Credit Agreement are guaranteed by certain of the Borrower’s direct and indirect subsidiaries and secured by a security interest in substantially all of the assets of the Borrower and such direct and indirect subsidiaries, and of the equity interests of the Borrower held by the Company.

The Amended and Restated Credit Agreement contains certain customary representations and warranties, including organization; powers; authority; enforceability; approvals; no conflicts; financial condition; no material adverse effect; litigation; environmental matters; compliance with laws and agreements; no defaults; Investment Company Act; taxes; ERISA; disclosure; no material misstatements; insurance; restrictions on liens; subsidiaries; location of business and offices; properties and titles; maintenance of properties; gas imbalances; prepayments; marketing of production; swap agreements; use of proceeds; solvency; money laundering; anti-corruption laws; sanctions; EEA financial institutions; senior debt status; suspense accounts; and midstream agreements.

The Amended and Restated Credit Agreement also contains certain affirmative and negative covenants, including delivery of financial statements; notice of material events; conduct of business; payment and performance of obligations; operation and maintenance of properties; insurance; books and records; compliance with laws; environmental matters; reserve reports; capital plan; title information; ERISA; account control agreements; lender meetings; marketing activities; keepwell; swap agreements; permitted joint ventures; separateness; indebtedness; liens; dividends and distributions; investments; amendments to organizational documents; sale or discount of receivables; mergers; sale of properties; unwind of swap agreements; transactions with affiliates; negative pledges; dividend restrictions; gas imbalances; take-or-pay or other prepayments; swap agreements; maximum G&A expenses; capital expenditures; minimum volume commitments; workover expenses; well services contracts; and a holding company status covenant in respect to the Company.

The Amended and Restated Credit Agreement also contains certain financial covenants, including the maintenance of (i) an Asset Coverage Ratio (as defined in the Amended and Restated Credit Agreement) not to fall below 1.70x as of March 31, 2025 through and including June 30, 2025, 1.85x as of September 30, 2025 through and including December 31, 2025, and 2.00x for each fiscal quarter thereafter, determined as of the last day of each fiscal quarter, (ii) a Total Net Leverage Ratio (as defined in the Amended and Restated Credit Agreement) not to exceed 2.75x as of March 31, 2025 through and including June 30, 2025 and 2.50x for each fiscal quarter thereafter, determined as of the last day of each fiscal quarter, (iii) a Current Ratio (as defined in the Amended and Restated Credit Agreement) not to fall below 1.00x, determined on the last day of each calendar month commencing with the calendar month ending March 31, 2025 and (iv) Liquidity (as defined in the Amended and Restated Credit Agreement) not to fall below the greater of (x) $10,000,000 and (y) the amount equal to the scheduled principal and interest payments for the immediately succeeding three (3) month period, determined as of the last day of any fiscal quarter.

The Amended and Restated Credit Agreement also contains certain events of default, including non-payment; breaches of representations and warranties; non-compliance with covenants or other agreements; cross-default to material indebtedness; judgments; change of control; and voluntary and involuntary bankruptcy.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Second Amended and Restated Senior Secured Credit Agreement dated as of December 26, 2024, by and among Battalion Oil Corporation, as holdings, Halcón Holdings LLC, as borrower, the subsidiary guarantors party thereto, Fortress Credit Corp., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

December 27, 2024	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

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